Exhibit 99.1


AEROPOSTALE REPORTS STRONG FIRST QUARTER RESULTS



   ---Earnings Per Share of $0.05 Versus Earnings Per Share of $0.01 in Prior
      Year---

                 ---Revenues Increase 32% Versus Prior Year ---


NEW YORK, NEW YORK, MAY 22, 2003 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported results for the fiscal first quarter ended May 3, 2003.

Net income for the quarter ended May 3, 2003 was $2.1 million or $0.05 per diluted share versus net income of $592,000 or $0.01 per diluted share in the comparable quarter in the prior year. For the year-ago quarter, net income, excluding a non-cash charge related to equity based compensation, was $964,000 or $0.02 per diluted share (see Exhibit C).

Net sales for the quarter increased 31.8% to $112.2 million versus $85.1 million in the comparable period. Comparable sales for the first quarter of fiscal 2003 increased 1.8% compared to an increase of 22.0% in the prior year.

Julian R. Geiger, Chairman and Chief Executive Officer, said, "We are pleased with our results for the first quarter of fiscal 2003. Despite a challenging environment for specialty retail and difficult comparisons in the year-ago period, we were able to generate strong comparable store sales. Additionally, our new stores continued to perform above our model expectations. We remain on track to open at least 85 locations in the current year, including approximately 20 stores in new markets. Our first quarter results underscore the compelling nature of our concept, the dedication of our organization and the opportunity for growth ahead of us."

The company also today updated guidance for the second quarter. For the second quarter, the company now believes that it is likely to reach break-even profitability; it had previously expected to report earnings per share in the range of between a loss of $0.02 and breakeven. For the full fiscal year, the company expects to report earnings per share in the range of between $1.13 and $1.18.

Mr. Geiger concluded, "We are optimistic about our prospects going forward but continue to plan and operate conservatively. Our competitive position is strong, our inventory levels appropriate, and our merchandise assortment continues to be on-target. We believe that we are in an excellent position to continue to generate solid rates of growth and superior returns to our shareholders."

The Company will be holding a conference call today at 4:15 P.M. to review its fiscal 2003 first quarter results. The broadcast will be available through the `Investor Relations' link at www.aeropostale.com and at www.companyboardroom.com. To listen to the broadcast, your computer must have Windows Media Player installed. If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

ABOUT AEROPOSTALE, INC.

Aeropostale, Inc. is a mall-based specialty retailer of casual apparel and accessories that targets both young women and young men aged 11 to 20. The company provides customers with a selection of high-quality, active-oriented, fashion basic merchandise in a high-energy store environment. The company maintains complete control over the proprietary brand by designing and sourcing all of its own merchandise. Aeropostale products can be purchased only in its stores, which sell Aeropostale merchandise exclusively.

The first Aeropostale store was opened in 1987. The company operates 399 stores in 39 states.

SPECIAL NOTE: SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the company's ability to implement its growth strategy successfully, changes in consumer fashion preferences, economic and other conditions in the markets in which we operate, competition, seasonality and the other risks discussed in the company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003 filed with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

EXHIBIT A

                                AEROPOSTALE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                              MAY 3,       FEBRUARY 1,       MAY 4,
                                                                              2003            2003            2002
                                                                              ----            ----            ----
                                                                           (UNAUDITED)         (1)         (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ..........................................       $ 81,087       $ 87,475       $  29,239
  Merchandise inventory ..............................................         48,442         46,645          40,009
  Other current assets ...............................................         11,623         10,669           6,664
                                                                             --------       --------       ---------
     Total current assets ............................................        141,152        144,789          75,912
FIXTURES, EQUIPMENT AND IMPROVEMENTS -- Net ..........................         75,617         69,448          53,695
OTHER ASSETS .........................................................          8,779          8,795           8,661
                                                                             --------       --------       ---------
          TOTAL ASSETS ...............................................       $225,548       $223,032       $ 138,268
                                                                             ========       ========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable ...................................................       $ 19,834       $ 17,954       $  12,499
  Accrued expenses ...................................................         33,609         40,044          27,058
                                                                             --------       --------       ---------
     Total current liabilities .......................................         53,443         57,998          39,557
OTHER NONCURRENT LIABILITIES .........................................         39,829         37,075          27,532
SERIES B REDEEMABLE PREFERRED STOCK:
  $0.01 par value per share; authorized, 0, 0
and 6 issued and outstanding, 6 shares
liquidation preference $6,250; 12.5% cumulative ......................           --             --             9,917
COMMITMENT AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock -- par value, $0.01 per share;
  200,000, 200,000 and 75,266 shares authorized, 35,703, 35,306 and
  31,047 shares issued and outstanding ...............................            357            353             310
  Common stock -- Nonvoting, par value, $0.01 per share; 75,266 shares
  authorized, 0, 0 and 1,789 shares issued and outstanding ...........           --             --                18
  Additional paid-in capital .........................................         43,858         41,657           9,474
  Deferred compensation ..............................................           --             --            (3,853)
  Retained earnings ..................................................         88,061         85,949          55,313
                                                                             --------       --------       ---------
     Total stockholders' equity ......................................        132,276        127,959          61,262
                                                                             --------       --------       ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................       $225,548       $223,032       $ 138,268
                                                                             ========       ========       =========





        Note (1) Balance sheet derived from audited financial statements

EXHIBIT B

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)

                                                          13 WEEKS ENDED                        13 WEEKS ENDED
                                                   ----------------------------------    ---------------------------------
                                                            MAY 3, 2003                            MAY 4, 2002
                                                   ----------------------------------    ---------------------------------

                                                                           % OF SALES                           % SALES

NET SALES ..................................       $   112,211                 100.0%    $    85,130                100.0%

COST OF SALES ..............................            81,961                  73.0          60,981                 71.6
                                                   -----------                 -----     -----------                -----
GROSS PROFIT ...............................            30,250                  27.0          24,149                 28.4
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                                                        26,967                  24.0          23,213                 27.3
                                                   -----------                 -----     -----------                -----
INCOME FROM OPERATIONS .....................             3,283                   2.9             936                  1.1
INTEREST (INCOME) -- Net ...................              (181)                  0.2             (50)                 0.1
                                                   -----------                 -----     -----------                -----
INCOME BEFORE INCOME TAXES .................             3,464                   3.1             986                  1.2
PROVISION FOR INCOME TAXES .................             1,352                   1.2             394                  0.5
                                                   -----------                 -----     -----------                -----
NET INCOME .................................       $     2,112                   1.9%    $       592                  0.7%
                                                   ===========                           ===========
BASIC NET INCOME PER COMMON SHARE ..........       $      0.06                           $      0.01
                                                   ===========                           ===========
DILUTED NET INCOME PER COMMON SHARE: .......       $      0.05                           $      0.01
                                                   ===========                           ===========
Basic weighted average shares outstanding ..            35,422                                32,652
Diluted weighted average shares outstanding             38,470                                36,458

STORE DATA:

Comparable store sales .....................               1.8%                                 22.0%

Stores open at end of period ...............               387                                   292

Total gross square footage at end of period          1,366,738                             1,015,724


EXHIBIT C: The following adjusted condensed consolidated statement of income for the 13 weeks ended May 4, 2002 excluding equity based compensation of $620,000.

            (A) ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                      (IN THOUSANDS, EXCEPT PER SHARE DATE)
                                   (UNAUDITED)

                                                            13 WEEKS ENDED
                                                        ------------------------
                                                           MAY 3,        MAY 4,
                                                           2003          2002
                                                           ----          ----
NET INCOME                                              $   2,112       $ 592
Equity based compensation                                    --           620
Income tax effect (a)                                        --          (248)

ADJUSTED NET INCOME                                     $   2,112       $ 964
                                                        =========       =====

EARNINGS PER SHARE:                                     $    0.05       $0.01
Adjustment for equity based compensation expense,
net of tax                                                   --          0.01
                                                        ---------       -----
ADJUSTED  DILUTED EARNINGS PER SHARE:
                                                        $    0.05       $0.02
                                                        =========       =====


(a) Assumes a tax rate of 40%

Adjusted results, which are non-GAAP financial measures, are presented in order to improve investors' understanding of financial results and improve comparability of financial information from period to period.

The unaudited adjusted condensed consolidated statement of income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the company's definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the company. The unaudited adjusted consolidated statement of income should be read in conjunction with the company's historical financial statements and notes thereto contained in the company's quarterly reports on Form 10-Q and annual report on Form 10-K.

                                   SIGNATURES

      According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Aeropostale, Inc.




                                   /s/  Michael J. Cunningham
                                   --------------------------
                                   Michael J. Cunningham
                                   Senior Vice President-Chief Financial Officer

Dated: May  22, 2003